Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228916 on Form S-3 and Registration Statements Nos. 333-96957, 333-98319, 333-103229 and 333-191116 on Form S-8 of Plumas Bancorp and Subsidiary of our reported dated June 21, 2019 appearing in this Annual Report on Form 11-K of the Plumas Bank 401(k) Profit Sharing Plan for the year ended December 31, 2018.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

June 21, 2019